       EXHIBIT 10(g) TO ANNUAL REPORT ON FORM 10-K FOR SYMIX SYSTEMS, INC.

                              SIXTH LEASE AMENDMENT

This Sixth Lease Amendment (the "Sixth Amendment") is made and entered into as of the latest date on which it is executed by either of the parties hereto (the "Amendment Date"), by and between Corporate Exchange Buildings IV and V Limited Partnership, an Ohio limited partnership, 383 South Third Street, Columbus, Ohio 43215 (the "Landlord") and Symix Computer Systems, Inc., an Ohio corporation, whose address is 2800 Corporate Exchange Drive, Columbus, Ohio 43231 (the "Tenant").

                                    RECITALS

A. 2600 Realty Corp. V, Landlord's predecessor in interest, and Tenant entered into a Lease Agreement dated April 3, 1991, a Start Date Agreement dated October 15, 1992, and a Lease For Storage Space dated March 16, 1992, and Landlord and Tenant entered into a First Lease Amendment dated December 1, 1993, a Start Date Agreement dated December 1, 1993, a Second Lease Amendment dated April 1, 1994, a Start Date Agreement dated April 1, 1994, a Third Lease Amendment dated July 12, 1994 (the "Third Amendment"), a Start Date Agreement dated July 12, 1994, a Fourth Lease Amendment dated November 11, 1994, and a Fifth Lease Amendment dated May 28, 1998, an (as yet unsigned but occupied) storage space lease dated January 1999 (collectively these documents are referred to herein as the "Lease"), by which Landlord leased to Tenant, and Tenant leased from Landlord, certain premises containing, approximately 76,147 rentable square feet (the "Existing Premises"), located on the lower level, first, second, third, and fourth floors of Corporate Exchange Building V, 2800 Corporate Exchange Drive, Columbus, Franklin County, Ohio (the "Building").

B. Tenant desires to lease additional office space in the Building on the terms set forth herein and to amend the Lease.

IT IS, THEREFORE, agreed as follows:

1. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord approximately five thousand seven hundred ninety seven (5,797) rentable square feet of office space (the "1999 Expansion Space" and collectively with the Existing Premises, the "Premises") located on the first floor of the Building consisting of approximately 2,661 rentable square feet of existing office space designated as Space A and 3,136 rentable square feet of existing office space designated as Space B. Both Space A and Space B are shown on the floor plan attached hereto as Exhibit A.

2. The term of the lease for the 1999 Expansion Space shall be as provided herein, commencing on the date Landlord notifies Tenant in writing that Space A of the 1999 Expansion Space is ready for occupancy (the "1999 Expansion Space Commencement Date"). Landlord's estimated occupancy date for Space A is projected to be November 1, 1999, and for Space B is projected to be December 1, 1999, provided that Landlord shall have no liability to Tenant if the respective spaces are not ready for occupancy on such dates. Landlord represents and warrants to Tenant that the current lease for Space B between Landlord and First Ohio Title Services, Inc. ("First Ohio") has expired by its terms on March 31, 1999 and continues on a month to month basis, with no option for renewal. First Ohio will be leasing other space from Landlord and Landlord will require First Ohio to vacate Space B as soon as its new premises is ready for occupancy. Tenant may occupy Space A upon the 1999 Expansion Space Commencement Date and Tenant may occupy Space B after the date it receives notice from Landlord that Space B is ready for occupancy (the "Space B Commencement Date"). Notwithstanding the staggered occupancy dates for Space A and Space B, the expiration dates for the lease of Space A and Space B evidenced hereby shall be coterminous with the Lease, expiring on June 30, 2001.

3. Commencing on the 1999 Expansion Space Commencement Date, Space A shall be added to, and become a part of, the Premises, such that the Premises thereafter shall be deemed to contain an aggregate of approximately 78,808 rentable square feet. Commencing on the Space B Commencement Date, Space B shall be added to, and become a part of, the Premises, such that the Premises thereafter shall be deemed to contain an aggregate of approximately 81,944 rentable square feet. Tenant's prorata share of Operating Expenses and Real Property Taxes shall be computed based upon the ratio of the number of rentable square feet contained in the Premises, as expanded pursuant to this paragraph, in relation to the total number of rentable square feet of office space contained in the Building.

4. Tenant shall pay Landlord Base Rent for the Premises in advance on the first day of each calendar month, without set off or demand, beginning on the 1999 Expansion Space Commencement Date and continuing each calendar month until the expiration of the original Lease Term as follows:

         From the 1999 Expansion Space Commencement Date through the Space B Commencement Date, Tenant's Base Rent for the Premises shall be Sixty Five Thousand Nine Hundred One and 16/100 Dollars ($65,901.16) per month. From the Space B Commencement Date through June 30, 2001, Tenant's Base Rent for the Premises shall be Sixty Nine Thousand Seventy One and 13/100 Dollars ($69,071.13) per month.

5. Upon completion of Landlord's Work to be mutually agreed upon by Landlord and Tenant prior to the 1999 Expansion Space Commencement Date and in accordance with the Corporate Exchange Tenant Standard attached hereto as Exhibit B, Tenant accepts the 1999 Expansion Space in "AS IS" condition. By occupying each respective portion of the 1999 Expansion Space (including occupancy for Tenant's construction of its alterations and improvements). Tenant shall be deemed conclusively to have accepted the respective portion of the 1999 Expansion Space and to have acknowledged that the respective portion of the 1999 Expansion Space is in the condition required by the Lease and this Sixth Amendment. Tenant shall execute and deliver to Landlord an acceptance letter in the form attached as Exhibit C hereto no later than thirty (30) days after the Space B Commencement Date.

Landlord has agreed to enter into this Sixth Lease Amendment with the expectation that Tenant will renew/extend the term of the Lease beyond the expiration of the current Lease Term. The parties acknowledge that Landlord shall be entitled to compensation if Tenant fails to so renew/extend the Lease term. Accordingly, Tenant shall provide written notice to Landlord at least one year prior to the expiration of the Lease Term whether it desires to renew the Lease as to all, but not less than all, of the Premises (as defined in this Sixth Lease Amendment). If Tenant fails to provide such notice to Landlord on or before one year prior to the expiration of the current Lease Term; or if Tenant notifies Landlord that it does not desire to renew the Lease as to the entire Premises; or if Landlord and Tenant, on or before the date which is six (6) months prior to the expiration of the current Lease Term, fail to execute an amendment to this Lease extending the term, or a new Lease providing for a lease term which commences on the day following the expiration date of the current Lease Term, then, in any such event, Tenant shall pay a premature departure fee to Landlord. Such premature departure fee shall be an amount equal to one-half of Landlord's architectural, engineering, permitting and construction costs to perform Landlord's Work with respect to the 1999 Expansion Space; provided, however, that in no event shall the premature departure fee exceed a maximum amount of Thirty Thousand Dollars ($30,000.00). The premature departure fee shall be deemed additional rent and shall be due and payable together with the last month's rent with respect to the Premises. Within sixty (60) days following occupancy by Tenant of the entire 1999 Expansion Space, Landlord shall notify Tenant of the final total costs (including all architectural costs, permit fees, construction costs and contractor's fees for overhead and profit) of construction of the 1999 Expansion Space.

6. Except as set forth in this Sixth Amendment, all provisions of the Lease shall remain unchanged and in full force and effect and shall apply to this Sixth Amendment. All terms and conditions of the Lease not specifically amended by this Sixth Amendment shall apply as if fully rewritten herein, and the rights and obligations of Tenant shall be governed and controlled by the terms and conditions of the Lease as amended hereby. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Lease.

7. Tenant hereby certifies that no real estate broker has or will represent it concerning this Sixth Amendment and that no finder's fees have or will be earned by any third party. Tenant shall indemnify and hold Landlord harmless from any liability or expense that may arise from such claims, including reasonable attorney's fees.

8. This Sixth Amendment shall be construed, governed and enforced in accordance with the laws of the State of Ohio.

9. This Agreement and the instruments and documents contemplated hereby, and the execution and delivery hereof by Tenant, and the consummation of the transactions herein provided, do not violate any provision of the constitution or bylaws of Tenant or any agreement to which Tenant is a party or by which Tenant is bound, and constitute valid and binding obligations of Tenant enforceable against it in accordance with their respective terms. No consent or governmental approval is required in connection with the consummation of the transactions contemplated hereby. Tenant represents and warrants to Landlord that it has full right, power and authority to enter into the transactions provided for in this Sixth Lease Amendment; and that it has not, at any time, subleased, pledged, hypothecated. assigned or encumbered the Lease or in any other manner encumbered the Premises and will not do so.

IN WITNESS WHEREOF, Landlord has executed this Sixth Lease Amendment on the 24th day of September, 1999, and Tenant has executed this Sixth Lease Amendment on the day of September, 1999.

                                           LANDLORD: CORPORATE EXCHANGE
                                           BUILDINGS IV AND V LIMITED
                                           PARTNERSHIP

WITNESSES:                                 By: Joseph Skilken & Co.,
                                           General Partner

/s/ Christine Goble                        By: /s/ Steve Skilken
---------------------------------              ------------------------
                                               Steve Skilken
Print Name: Christine Goble                    President
           ----------------------
                                           Date: 9/24/99
                                                -----------------------

/s/ Thomas W. Ramage
---------------------------------

Print Name: Thomas W. Ramage
           ----------------------

                                           TENANT: SYMIX COMPUTER SYSTEMS, INC.

/s/ Annette L. Ford                        By: /s/ Lawrence J. Fox
---------------------------------              ------------------------
                                               Lawrence J. Fox
                                               Chairman of the Board and
Print Name: Annette L. Ford                    Chief Executive Officer
            ---------------------


/s/ Diane M. Irwin                         Date: 9/20/99
---------------------------------                -----------------

Print Name: Diane M. Irwin
           ----------------------

                            NOTARIZATION FOR LANDLORD

STATE OF OHIO
COUNTY OF FRANKLIN

On this 24th day of September, 1999, before me, a notary public in and for said County and State, personally appeared Steve Skilken, President of Joseph Skilken & Co., an Ohio Corporation and the General Partner of CORPORATE EXCHANGE BUILDINGS IV and V LIMITED PARTNERSHIP, an Ohio limited partnership, on behalf of the limited partnership, who acknowledged for and on behalf of the corporation and limited partnership that he did sign the foregoing instrument on behalf of the corporation and limited partnership.


                                            /s/ Regina R. Watson
                                            -----------------------------------
                                            Notary Public

                                            My Commission Expires: 7/15/03
                                                                   ------------




                        NOTARIZATION FOR CORPORATE TENANT

STATE OF OHIO
COUNTY OF FRANKLIN

On this 20th day of September, 1999, before me, a notary public in and for said County and State, personally appeared Lawrence J. Fox, Chairman of the Board and Chief Executive Officer of Symix Computer Systems, Inc. an Ohio corporation, who represented that he is duly authorized to sign and did sign the foregoing lease amendment on behalf of the corporation.


                                            /s/ Pamela J. Redman
                                            -----------------------------------
                                            Notary Public

                                            My Commission Expires: /s/ 12/26/00
                                                                   ------------

                                    EXHIBIT A


Separate from the lease amendment but referred hereto by reference. To be signed and dated by Tenant.

                                    EXHIBIT B

                         CORPORATE EXCHANGE OFFICE PARK

                                TENANT STANDARDS


Landlord agrees to perform the following Building Standard work within the Tenant space at no cost to Tenant.

SPACE
DESIGN: Standard floor planning layout and design including partitioning, telephone and electrical outlet locations, reflected ceiling, lighting, and switching plan, wall finish and flooring schedules, and HVAC distribution. Design work not to exceed two revisions.

PARTITIONS:                Interior - Ceiling height drywall partitions at a
                           rate of 66 lineal feet per 1,000 square feet of floor space. Partitions shall be constructed of 3 5/8" steel studs with 1/2" thick gypsum board on each side.

                           Demising - Full height drywall partitions as needed for tenant separation demising walls. Partitions shall be constructed of 3 5/8" steel studs with one layer of 5/8" thick gypsum board on each side.

DOORS: Interior - 3'O" X 8'O" solid core, prefinished, mahogany doors with latch sets and wall bumpers for each suite entry. Door frames to be hollow metal painted to match adjoining wall surfaces. Door openings to be limited to one opening for each 25 lineal feet of tenant partitioning.

CEILINGS:                  2' X 4' X 3/4" lay--in suspended ceiling in white
                           grid with U.S. Gypsum "Aspen II" recessed acoustical tile. Ceiling height to be 8'6".

FLOOR
COVERINGS:                 Building Standard carpeting throughout tenant and
                           common areas. Choice of color from Building Standard selections. Base of 4" rubber at all exterior walls, columns, and partitions. Allowance-- $13.00 per square yard, installed.

LIGHTING:                  2' X 4' recessed energy efficient two--tube
                           florescent light fixtures in ratio of one fixture for each 80 square feet of floor space. All fixtures to include Building Standard plastic prismatic lens.

ELECTRIC
SERVICE: Electric service capacity to the tenant space shall be 4 1/2 watts per square foot of floor space. Special electric equipment requiring additional service shall be at Tenant's expense.

                           Duplex electric receptacles in a ratio of one per 125 square feet of floor space and single pole light switches at the rate of one per 250 square feet of floor space.

TELEPHONE:                 Standard outlets for telephone service connections
                           at a rate of one per 250 square feet of floor space.

PAINTING:                  All wall surfaces, doorframes, convector covers, and
                           trim will receive a prime coat and finish coat of Building Standard paint. Colors to be selected from approved color schedule. Not more than one color per office suite or two colors overall.

HVAC: A central Variable Air Volume system with a minimum of one VAV box and thermostat per 700 square feet of floor space. The system will provide with normal office usage, summer interior levels of 78 degrees F. at 90 degrees F. outside temperature and winter interior levels of 68 degrees F. at 0 degrees F. outside temperature. System is designed for heat loads not to exceed 3 1/2 watts of electricity per square foot of floor space in any given space or room and density not to exceed one person for each 150 square feet of floor space.

BLINDS: Thinline 1" Levelor Riviera #86O Mercury venetian blinds at all windows.

LIFE
SUPPORT: Building Standard sprinkler heads installed in accordance with Chapter 8, National Fire Protection Code. Photoelectric smoke detection system throughout critical areas: stair towers, atrium, elevator shaft, and air ducts. Fire extinguishers per building and fire code.

                                    EXHIBIT C
                            TENANT ACCEPTANCE LETTER
                             [Letterhead of Tenant]

                                                                          [Date]

Corporate Exchange Buildings IV and V Limited Partnership
383 South Third Street
Columbus, Ohio 43215
Attention: Steve Skilken

Re: Lease dated April 3. 1991, a Lease For Storage Space dated March 16, 1992, a First Lease Amendment dated December 1, 1993, a Second Lease Amendment dated April 1, 1994, a Third Lease Amendment dated July 12, 1994, a Fourth Lease Amendment dated November 11, 1994, a Fifth Lease Amendment dated May 28, 1998, and a Sixth Lease Amendment dated _____________, 1999, at Corporate Exchange Building V, 2800 Corporate Exchange Drive, Columbus, Ohio 43231.

The undersigned, as Tenant, hereby confirms the following as of _______________ 1999:

1. Tenant has accepted possession of and is currently occupying the entire Premises.

2. The commencement date for Space A, as defined in the Sixth Amendment, is _____________ 1999 and the commencement date for Space B, as defined in the Sixth Amendment, is ___________________, 1999.

3. Tenant accepts the Premises and acknowledges that the Premises are in the condition required by the Lease and all amendments thereto.

4. As of the date hereof, Landlord has fulfilled all its obligations under the Lease.

5. The Lease is in full force and effect and has not been modified, altered, or amended except pursuant to the instruments described above.

6. There are no offsets or credits against Rent or any other charge payable by Tenant under the Lease, nor has any Rent or any other charge payable by Tenant been prepaid.

7. Tenant has no notice of any prior assignment, hypothecation, or pledge of the Lease or any Rent due under the Lease.

                                            SYMIX COMPUTER SYSTEMS, INC.


                                            By: /s/ Lawrence J. Fox
                                               ------------------------------
                                            Lawrence J. Fox
                                            Chairman of the Board and
                                            Chief Executive Officer